UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2008

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 20, 2008, Western Digital Corporation (the "Company") announced that the majority of its media and substrate supply obligations to external customers related to its acquisition of Komag in September 2007 will be fulfilled by May 2008, as planned, and that consequently the Company will streamline its media and substrate operations to serve only its own hard drive business. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As part of the realignment of media manufacturing resources, the Company will focus its Penang, Malaysia facilities solely on the production of magnetic media, while substrate plating and polishing operations, currently in Penang, will be consolidated into the Company’s two other Malaysian substrate facilities in Kuching and Johor Bahru, maximizing operational efficiencies. Additionally, some positions in the Company’s San Jose, California, development and media operations facility will be affected with the cessation of external business. As a result of these actions, the Company will reduce its labor force by approximately 800 employees, approximately 770 in Malaysia and approximately 30 in the United States, representing less than 2 percent of the Company’s total worldwide employee population of approximately 42,500.

The total cost of these actions is currently estimated to be approximately $16 million, consisting of termination benefits of $8 million and asset impairment charges of $8 million. Of these amounts, approximately $8 million will result in future cash expenditures. The portion of these costs, if any, that will be charged against the Company’s third quarter operating results and the portion, if any, that will be reflected as an adjustment to the Komag acquisition purchase price allocation is still being determined and will be separately disclosed during the Company’s third quarter earnings release conference call in April 2008. To the extent the costs meet the criteria of Emerging Issues Task Force Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, the costs will not impact earnings.

Item 2.06 Material Impairments.

The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Press Release issued by Western Digital Corporation on March 20, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

March 20, 2008	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation on March 20, 2008